UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 26, 2025, Recursion Pharmaceuticals, Inc. (“Recursion”) filed a prospectus supplement dated November 26, 2025 (the “Tempus Prospectus Supplement”) and an accompanying base prospectus, which are part of Recursion’s automatic “shelf” Registration Statement on Form S-3ASR (File No. 333-284878) (the “Registration Statement”), which was previously filed on February 12, 2025 with the Securities and Exchange Commission (the “SEC”). The Tempus Prospectus Supplement was filed to register for resale 7,088,742 shares of Recursion’s Class A common stock (the “Tempus Shares”) that were issued to Tempus AI, Inc. (f/k/a Tempus Labs, Inc.) (“Tempus”) on November 24, 2025 in payment for annual license fees paid under the terms of that certain Master Agreement entered into by and between Recursion and Tempus as further described in Recursion’s Current Report on Form 8-K filed with the SEC on November 9, 2023, which is incorporated herein by reference. The offering of the Tempus Shares was made pursuant to an exemption from registration under the Securities Act of 1933, as amended.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the legality of the Tempus Shares is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 26, 2025.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Nathan Hatfield
Nathan Hatfield
Chief Legal Officer